Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
Circuit City Stores, Inc.:


We consent to the use of our report dated April 5, 1995, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 28, 1995, which report is incorporated by reference in the February 28, 1995 annual report on Form 10-K of Circuit City Stores, Inc., which report is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc. We also consent to the use of our report dated April 5, 1995, relating to the financial statement schedules of Circuit City Stores, Inc., which report is included in such annual report on Form 10-K, which report is incorporated by reference in this Registration Statement.



                              KPMG PEAT MARWICK LLP





Richmond, Virginia
April 29, 1996